Exhibit 99.1

Jessica Hansen, Vice President of Investor Relations
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
January 25, 2016

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2016 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.08 PER SHARE

Fiscal 2016 First Quarter Highlights - as compared to the same period in the prior year

•	Net income increased 11% to $157.7 million, or $0.42 per diluted share

•	Pre-tax income increased 9% to $241.3 million

•	Pre-tax profit margin improved 40 basis points to 10.0%

•	Net sales orders increased 12% in value to $2.4 billion and 9% in homes to 8,064

•	Homes closed increased 4% in value to $2.3 billion and 1% in homes to 8,061

•	Sales order backlog increased 16% in value to $3.2 billion and 15% in homes to 10,665

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its first fiscal quarter ended December 31, 2015 increased 11% to $157.7 million, or $0.42 per diluted share, from $142.5 million, or $0.39 per diluted share, in the same quarter of fiscal 2015. Homebuilding revenue for the first quarter of fiscal 2016 increased 5% to $2.4 billion from $2.3 billion in the same quarter of fiscal 2015. Homes closed in the quarter increased 1% to 8,061 homes, compared to 7,973 homes in the prior year quarter.

Net sales orders for the first quarter ended December 31, 2015 increased 9% to 8,064 homes and 12% in value to $2.4 billion, compared to 7,370 homes and $2.1 billion in the prior year quarter. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2016 was 23%. The Company’s sales order backlog of homes under contract at December 31, 2015 increased 15% to 10,665 homes and 16% in value to $3.2 billion, compared to 9,285 homes and $2.7 billion at December 31, 2014.

The Company ended the quarter with $1.2 billion of homebuilding unrestricted cash and gross homebuilding debt to total capital of 35.5%. Net homebuilding debt to total capital was 25.7%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash.

The Company has declared a quarterly cash dividend of $0.08 per common share. The dividend is payable on February 17, 2016 to stockholders of record on February 5, 2016.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team started the year with a strong first quarter, highlighted by $241.3 million of pre-tax income on $2.4 billion of revenues. Our pre-tax profit margin improved 40 basis points from the prior year quarter to 10.0%. The value of our net sales orders increased by 12%, our home sales revenue increased by 4% and the value of our sales order backlog increased by 16%.

"Solid performance in our three core brands is enabling us to capitalize on market opportunities and expand our industry-leading market share. With a sales backlog of 10,665 homes at the end of December, positive sales trends in January and a robust lot supply and inventory of homes available for sale, we are well-positioned for the spring selling season and fiscal 2016. We remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while generating positive cash flows and improved returns."

The Company will host a conference call today (Monday, January 25th) at 11:00 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fourteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 27 states across the United States and closed 36,736 homes in the twelve-month period ended December 31, 2015. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Express Homes and Emerald Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that solid performance in our three core brands is enabling us to capitalize on market opportunities and expand our industry-leading market share and that with a sales backlog of 10,665 homes at the end of December, positive sales trends in January and a robust lot supply and inventory of homes available for sale, we are well-positioned for the spring selling season and fiscal 2016. The forward-looking statements also include that we remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while generating positive cash flows and improved returns.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the impact of an inflationary, deflationary or higher interest rate environment; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; the effects of the loss of key personnel; the effects of negative publicity; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K which is filed with the Securities and Exchange Commission.

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2015	September 30, 2015
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$1,245.7	$1,355.9
Restricted cash	9.7	9.7
Inventories:
Construction in progress and finished homes	3,792.6	3,501.2
Residential land and lots — developed and under development	4,072.6	4,065.3
Land held for development	185.4	202.3
Land held for sale	37.6	38.2
	8,088.2	7,807.0
Deferred income taxes, net of valuation allowance of $10.1 million at December 31, 2015 and September 30, 2015	542.2	558.1
Property and equipment, net	147.6	144.0
Other assets	434.3	456.2
Goodwill	87.2	87.2
	10,554.9	10,418.1
Financial Services:
Cash and cash equivalents	23.0	27.9
Mortgage loans held for sale	524.4	631.0
Other assets	77.2	74.0
	624.6	732.9
Total assets	$11,179.5	$11,151.0
LIABILITIES
Homebuilding:
Accounts payable	$415.6	$473.0
Accrued expenses and other liabilities	935.3	929.2
Notes payable	3,337.2	3,333.6
	4,688.1	4,735.8
Financial Services:
Accounts payable and other liabilities	33.8	41.9
Mortgage repurchase facility	397.1	477.9
	430.9	519.8
Total liabilities	5,119.0	5,255.6
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 376,927,248 shares issued and 369,727,177 shares outstanding at December 31, 2015 and 375,847,442 shares issued and 368,647,371 shares outstanding at September 30, 2015	3.8	3.8
Additional paid-in capital	2,769.6	2,733.8
Retained earnings	3,417.7	3,289.6
Treasury stock, 7,200,071 shares at December 31, 2015 and September 30, 2015, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	2.6	1.4
Stockholders’ equity	6,059.4	5,894.3
Noncontrolling interests	1.1	1.1
Total equity	6,060.5	5,895.4
Total liabilities and equity	$11,179.5	$11,151.0
7

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$2,340.9	$2,240.7
Land/lot sales and other	20.2	12.3
	2,361.1	2,253.0
Cost of sales:
Home sales	1,874.3	1,798.1
Land/lot sales and other	15.9	10.3
Inventory and land option charges	2.0	6.0
	1,892.2	1,814.4
Gross profit:
Home sales	466.6	442.6
Land/lot sales and other	4.3	2.0
Inventory and land option charges	(2.0)	(6.0)
	468.9	438.6
Selling, general and administrative expense	243.3	238.0
Other (income)	(3.4)	(5.5)
Homebuilding pre-tax income	229.0	206.1
Financial Services:
Revenues	55.3	49.6
General and administrative expense	46.1	37.8
Interest and other (income)	(3.1)	(2.8)
Financial services pre-tax income	12.3	14.6
Income before income taxes	241.3	220.7
Income tax expense	83.6	78.2
Net income	$157.7	$142.5
Other comprehensive income, net of income tax	1.2	—
Comprehensive income	$158.9	$142.5
Basic:
Net income per share	$0.43	$0.39
Weighted average number of common shares	369.3	364.9
Diluted:
Net income per share	$0.42	$0.39
Adjusted weighted average number of common shares	373.5	368.1
Other Consolidated Financial Data:
Interest charged to cost of sales	$35.2	$33.6
Depreciation and amortization	$13.6	$12.3
Interest incurred	$42.2	$40.4

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
	(In millions)
OPERATING ACTIVITIES
Net income	$157.7	$142.5
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	13.6	12.3
Amortization of discounts and fees	1.4	1.3
Stock based compensation expense	10.4	11.4
Excess income tax benefit from employee stock awards	(2.2)	(1.2)
Deferred income taxes	13.4	12.3
Inventory and land option charges	2.0	6.0
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(290.3)	(179.5)
Decrease (increase) in residential land and lots – developed, under development, held for development and held for sale	8.4	(110.8)
Decrease (increase) in other assets	30.2	(2.9)
Decrease in mortgage loans held for sale	106.6	23.1
Decrease in accounts payable, accrued expenses and other liabilities	(52.7)	(43.5)
Net cash used in operating activities	(1.5)	(129.0)
INVESTING ACTIVITIES
Purchases of property and equipment	(20.1)	(11.3)
Decrease in restricted cash	—	0.4
Net principal increase of other mortgage loans and real estate owned	(2.1)	(3.0)
Net cash used in investing activities	(22.2)	(13.9)
FINANCING ACTIVITIES
Proceeds from notes payable	—	490.0
Repayment of notes payable	(81.0)	(450.9)
Proceeds from stock associated with certain employee benefit plans	17.0	4.6
Excess income tax benefit from employee stock awards	2.2	1.2
Cash dividends paid	(29.6)	(22.8)
Net cash (used in) provided by financing activities	(91.4)	22.1
DECREASE IN CASH AND CASH EQUIVALENTS	(115.1)	(120.8)
Cash and cash equivalents at beginning of period	1,383.8	661.8
Cash and cash equivalents at end of period	$1,268.7	$541.0

D.R. HORTON, INC.
($’s in millions)

	NET SALES ORDERS
	Three Months Ended December 31,
	2015		2014
	Homes	Value	Homes	Value
East	977	$270.9	970	$260.1
Midwest	245	93.9	340	123.3
Southeast	2,706	706.4	2,227	568.9
South Central	2,528	616.9	2,366	568.8
Southwest	335	77.2	310	69.5
West	1,273	602.8	1,157	517.6
	8,064	$2,368.1	7,370	$2,108.2

	HOMES CLOSED
	Three Months Ended December 31,
	2015		2014
	Homes	Value	Homes	Value
East	1,053	$294.5	1,088	$297.9
Midwest	312	123.3	365	129.8
Southeast	2,691	710.5	2,380	615.6
South Central	2,478	605.0	2,555	572.7
Southwest	322	73.9	330	75.4
West	1,205	533.7	1,255	549.3
	8,061	$2,340.9	7,973	$2,240.7

	SALES ORDER BACKLOG
	As of December 31,
	2015		2014
	Homes	Value	Homes	Value
East	1,354	$389.4	1,333	$379.0
Midwest	345	137.0	502	184.7
Southeast	3,526	973.8	2,748	744.0
South Central	3,706	963.1	3,169	787.8
Southwest	584	127.4	405	90.2
West	1,150	583.3	1,128	540.6
	10,665	$3,174.0	9,285	$2,726.3